AMENDMENT NUMBER 5
TO
DOMESTIC BUSINESS DEVELOPMENT CONSULTANT AGREEMENT

THIS AMENDMENT is by and between WILLIE F. JOHNSON, 1835 Market Street, 8th Floor, Philadelphia, PA 19103 (hereinafter referred to as "Consultant") and ACS STATE & LOCAL SOLUTIONS, INC (hereinafter referred to as "ACS") having a place of business at 1800 M Street, NW, Washington, DC 20036.

WITNESSETH

WHEREAS, ACS and Consultant entered into an Agreement dated 01/01/2000 and last amended 01/01/2004; and

NOW, THEREFORE, the parties hereto agree to amend that agreement as follow:

SECTION 1 - SERVICES

The Consultant shall continue to provide business development and advise on minority issues. **John Brophy will continue to be the Agreement Monitor for this Agreement**.

SECTION 2 - COMPENSATION

As full compensation for services performed by Consultant hereunder, ACS agrees to pay Consultant a fee of $5,000.00 per month, payable in arrears upon submission of Consultant's invoice on a monthly basis, plus certain reimbursable expenses incurred in connection with the rendering of services on ACS' behalf. Reimbursable costs must have receipts and explanations. **Total fees and expenses to be paid under this Amendment shall not exceed $67,000.00**.

SECTION 7 - TERM OF AGREEMENT

This Amendment shall commence on 01/01/2005 and shall continue through 12/31/2005.

Except as modified by this Amendment, all provisions of the Agreement remain in full force and effect.

The parties hereby indicate their agreement to this Amendment Number 5 by their signatures hereunder.

CONSULTANT: Willie F. Johnson		ACS STATE & LOCAL SOLUTIONS, INC.	
By:	[signature]	By:	[signature] Bob Landolt
Title:	Chairman + CEO	Title:	Senior Vice President
Date:	3/18/05	Date:	3/25/05

Revised 09/01